Exhibit 10.9

AMENDMENT NUMBER ONE

TO

NONSTATUTORY STOCK OPTION AGREEMENT

(2010 and 2011 Versions)

This Amendment Number One to Nonstatutory Stock Option Agreement (“Amendment”), dated as of                           , 2011, is made by and between DJO Global, Inc. (formerly DJO Incorporated), a Delaware corporation (the “Company”) and                                    (the “Optionee”).

WHEREAS, the Company and Optionee have previously entered into that certain Nonstatutory Stock Option Agreement (the “Agreement”) under which the Company granted Optionee an option to purchase shares of Common Stock on terms and conditions set forth therein;

WHEREAS, the Company and Optionee desire to reflect herein an amendment to the Agreement approved by the Compensation Committee to modify the performance requirements for the First Market Return Tranche and the Second Market Return Tranche;

NOW, THEREFORE, the parties hereby agree as follows.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

1.              Amendment of Definition.

Section 1(l) “IRR” is hereby deleted in its entirety and the remaining subsections of Section 1 are hereby renumbered accordingly.

2.     Amendment to First Market Return Tranche.  Section 4(b) of the Agreement is hereby amended in its entirety to read as follows:

“(b)       The Option Shares in the First Market Return Tranche shall become vested and exercisable on such date, if any, prior to the expiration of the term hereof, that each of the following two conditions is satisfied:  (i) Blackstone shall have disposed of some or all of its holdings of common stock in the Company; and (ii) Blackstone shall have realized a MOIC in the Company of at least        times.

3.             Amendment to Second Market Return Tranche.  Section 4(c) of the Agreement is hereby amended in its entirety to read as follows:

“(c)     The Option Shares in the Second Market Return Tranche shall become vested and exercisable on such date, if any, prior to the expiration of the term hereof, that each of the following two conditions is satisfied:  (i) Blackstone shall have disposed of some or all of its holdings of common stock in the Company; and (ii) Blackstone shall have realized a MOIC in the Company of at least        times.

4.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

5.             Effect of Amendment.  Except as specifically amended by this Amendment, the Agreement remains in force and unmodified and its terms and provisions, as amended hereby, remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer and the Optionee has executed this Amendment, as of the day and year first above written.

DJO GLOBAL, INC.:

DONALD ROBERTS
Executive Vice President, General Counsel and Secretary

I hereby agree to be bound by the terms of the Plan, the Agreement as amended by this Amendment and the Stockholder’s Agreement.  I hereby further agree that all the decisions and determinations of the Board or an officer of the Company as provided in the Agreement as amended by this Amendment shall be final and binding.

OPTIONEE: